UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2014

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On February 27, 2014, following the filing of its Annual Report on Form 10-K, Kaman Corporation (the "Company") announced that its Distribution Segment has executed a definitive agreement to acquire substantially all the operating assets of B.W. Rogers Company and certain affiliated entities (collectively, "B.W. Rogers"). The acquisition significantly expands the Company's footprint in both fluid power and automation.
B.W. Rogers is a broad line distributor of fluid power products, including hydraulic hoses, fittings, pumps, motors, cylinders, valves, pneumatics, machine control and automation products. It is one of the largest distributors of Parker Hannifin motion and control products and operates from twenty-one locations in seven states from the Northeast to the Midwest. Based in Akron, Ohio, B.W. Rogers was founded in 1928 by Bruce W. Rogers, and began distributing Parker products in 1947.
The transaction excludes the operating assets and associated liabilities relating to the sale of certain products, tools, equipment, supplies, accessories and components to the automotive industry, which will continue to be owned and operated by B.W. Rogers. During 2013, B.W. Rogers had sales of approximately $113 million, approximately $12.5 million of which were attributable to the excluded assets.
The acquisition is expected to close early in the second quarter, after completion of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act and other closing conditions.
A copy of the press release announcing the transaction is furnished as Exhibit 99.1.
Item 7.01    Regulation FD Disclosure
As previously announced, a conference call has been scheduled for today, February 28, 2014, at 8:00 AM ET to discuss the Company's financial results for the fiscal quarter and year ended December 31, 2013. Listeners may access the call live by telephone at (877) 546-5019 and from outside the U.S. at (857) 244-7551 (passcode: 45219647); or, via the Internet at www.kaman.com. A replay will also be available two hours after the call that can be accessed at (888) 286-8010 or (617) 801-6888 using the passcode: 84624979.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.
The following exhibits are filed herewith:

99.1
Press Release, dated February 27, 2014, announcing the execution of a definitive purchase agreement to acquire substantially all of the operating assets of B.W. Rogers Company and certain affiliated entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President,
General Counsel and Assistant Secretary

Date: February 28, 2014

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

99.1
Press Release, dated February 27, 2014, announcing the execution of a definitive purchase agreement to acquire substantially all of the operating assets of B.W. Rogers Company and certain affiliated entities.